UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2019

SI-BONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38701	26-2216351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	471 El Camino Real Suite 101 Santa Clara, CA	95050
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 207-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Corporate Bonus Plan
On January 15, 2019, the Compensation Committee of the Board of Directors of SI-BONE, Inc., (the “Company”) adopted the 2019 US Bonus Plan, (the “2019 Bonus Plan”) which provides eligible employees the opportunity to earn a variable cash payment based on the level of achievement by the Company of revenue goals (50%), EBITDA goals (20%) and non-financial business goals (30%), each through December 31, 2019 (the “Goals”). Actual bonuses will be calculated based on actual achievement of the Goals as a percentage multiplied by target bonus, where actual performance can range from 80% to 125%.
In addition, on January 15, 2019, the Compensation Committee established the target bonuses for each of the Company’s named executive officers (the officers appearing in the Company’s most recent summary compensation table, which appears in the Company’s prospectus dated October 16, 2018, filed with the Securities and Exchange Commission on October 18, 2018), as follows:

Name	Total 2019 Target Performance Bonus as a Percentage of Base Salary
Jeffrey W. Dunn	75%
President and Chief Executive Officer
Laura A. Francis	45%
Chief Financial Officer
Anthony J. Recupero	45%
Chief Commercial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Dated: January 22, 2019

	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Financial Officer